Exhibit 99.1

KINGSWAY REPORTS FULL YEAR 2024 FINANCIAL RESULTS

Management to Host Conference Call Tuesday, March 18, 2025, at 5 p.m. ET

Chicago - (March 17, 2025) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the 12 months ended December 31, 2024.

Full Year 2024 Consolidated Financial Highlights

●	Consolidated revenue increased 5.9% to $109.4 million for the 12 months ended December 31, 2024, compared to $103.2 million in the prior year
o	Extended Warranty revenue was $68.9 million in 2024, compared to $68.2 million in 2023; as both the number of contracts sold and the average price per contract increased slightly over prior year

o

KSX revenue increased by 15.7% to $40.5 million in 2024, compared to $35.0 million in 2023, primarily due to the acquisitions of SPI (September 2023), DDI (October 2023) and Image Solutions (September 2024)

●

Consolidated net loss was $8.3 million for the 12 months ended December 31, 2024, compared to net income of $24.0 million, inclusive of a $31.6 million gain on extinguishment of debt related to the repurchase of trust preferred debt, in the prior year

●

Twelve month run-rate adjusted EBITDA for the operating companies of $19.0 million to $20.0 million; run-rate is intended to capture the 12-month earnings of what the company currently owns or has recently acquired and is not intended to be forward-looking guidance

●	Adjusted consolidated EBITDA was $10.6 million for the 12 months ended December 31, 2024, compared to $9.1 million in the prior year period
o	Combined adjusted EBITDA for the Extended Warranty segment and KSX segment was a total of $14.1 million for 2024 and 2023

o

Extended Warranty adjusted EBITDA was $7.6 million in 2024 compared to $8.4 million in the year ago. The decrease was due to higher claims expense, which was partially offset by disciplined management of general operating expenses.

o

KSX adjusted EBITDA increased by 14.9% to $6.6 million in 2024, compared to $5.7 million for 2023, primarily due to the inclusion of DDI and SPI, which were acquired in October and September of 2023, respectively, and Image Solutions, which was acquired in September 2024

Recent Business Highlights

●

Purchased M.L.C. Plumbing, LLC (dba Bud’s Plumbing Service, “Bud’s Plumbing”), for $5 million, plus transaction expenses and a working capital adjustment, in cash and a $1.25 million seller note. The transaction, expected to be immediately accretive, adds $6.0 million of annual unaudited revenue and $0.8 million of annual unaudited adjusted EBITDA.  Established in 1920, Bud's Plumbing provides various plumbing installation and repair services throughout Indiana and northern Kentucky, serving a variety of customers ranging from homeowners, local businesses and commercial.

John T. Fitzgerald, President and Chief Executive Officer of Kingsway, said, “Our fourth quarter and full year 2024 financial results are in line with our expectations. Adjusted EBITDA improved consistently across both of our operating segments over the past several quarters, underscoring the strength of our strategy and the effectiveness of operational execution. The addition of Image Solutions in September further expanded our portfolio of profitable, asset-light businesses, providing an additional lever for long-term value creation. We are pleased to announce the formation of our Skilled Trades Services platform at KSX and the recent acquisition of Bud’s Plumbing.  As we move into 2025, we are encouraged by potential acquisition opportunities in our pipeline and remain confident in our ability to acquire and operate cash flow generating businesses that will deliver attractive returns for our shareholders.

"Extended Warranty is showing promising signs of improvement, with Adjusted EBITDA increasing sequentially each quarter in 2024. Our disciplined management of operating expenses, along with recent pricing adjustments, helped mitigate the year-over-year rise in claims paid. Notably, the increase in claims expense moderated in the second half of the year compared to the first half."

“Leadership of our KSX operating companies continues to refine operations and go-to-market strategies, adding industry expertise, aligning cost structures and building robust pipelines of new sales opportunities. Financial performance in KSX was solid in 2024, with 15% year-over-year increase in Adjusted EBITDA, and momentum continued to build in the second half of the year. Our corporate strategy remains unchanged, with a disciplined and thoughtful approach to capital allocation at its core. The improving performance in our KSX segment validates this approach and reinforces our confidence in our long-term value creation strategy."

Recent Financing Highlights

●

During 2024 and through January 2025, the Company repurchased 355,750 shares of its common stock for an aggregate purchase price of $2.8 million, including fees and commissions. With the January purchases, the Company fully utilized the amount of the security repurchase program authorized by the Board of Directors.

●	Principal debt payments of $21.6 million in 2024; the Company had total net debt of $52.0 million as of December 31, 2024, compared with $35.3 million as of December 31, 2023

●

Subsequent to year end, in February 2025, the Company issued and sold in a private placement to accredited investors in the aggregate 240,000 shares of a newly created class of preferred stock designated Class C Preferred Stock, with a liquidation preference of $25.00 per share for aggregate proceeds of $6.0 million.

Conference Call and Webcast

Management will host a conference call at 5 p.m. Eastern Time Tuesday, March 18, 2025, to discuss the results and host a live Q&A session. Additionally, investors may also submit questions via email to: James@HaydenIR.com.

Conference Call Information

Date: Tuesday, March 18, 2025
Time: 5 p.m. Eastern Time
Toll Free: 888-506-0062; Code: 734555
International: 973-528-0011; Code: 734555
Live Webcast Link: https://www.webcaster4.com/Webcast/Page/2928/52199

Conference Call Replay Information

Toll Free: 877-481-4010
International: 919-882-2331
Replay Passcode: 52199
Replay Webcast Link: https://www.webcaster4.com/Webcast/Page/2928/52199

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the business services and extended warranty industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol "KFS."

The company serves the business services industry through its operating subsidiaries within its Kingsway Search Xcelerator (“KSX”) segment:

B2B Services

●	Ravix Group (ravixgroup.com), CSuite Financial (Csuitefinancialpartners.com)
●	Image Solutions (istechology.com)

Healthcare Services

●	Digital Diagnostic Imaging (ddimagingusa.com)
●	Secure Nursing Services (securenursing.com)

Vertical Market Software

●	Systems Products International (spisoftware.com)

Skilled Trade Services

●	Bud’s Plumbing (budsplumbing.com)

The company serves the extended warranty industry through its operating subsidiaries within its Extended Warranty segment:

Auto Warranty

●	IWS (iwsgroup.com)
●	Penn Warranty (pennwarranty.com)
●	Preferred Warranties (preferredwarranties.com)

HVAC/Facility Warranty

●	Trinity Warranty Solutions (trinitywarranty.com)

Non U.S. GAAP Financial Measure

Management believes that non-GAAP adjusted EBITDA, when presented in conjunction with comparable GAAP measures, provides useful information about the Company's operating results and enhances the overall ability to assess the Company's financial performance. Management uses non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted EBITDA allows investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. Management believes that non-GAAP adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliations, provides useful information about the Company's business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, Management believes that non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. Investors should consider this non-GAAP measure in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. Investors are encouraged to review the Company's financial results prepared in accordance with GAAP to understand the Company's performance taking into account all relevant factors.

Forward-Looking Statements

This press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects," "believes," "anticipates," "intends," "estimates," "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled "Risk Factors" in the Company's 2024 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov, on the Canadian Securities Administrators' website at www.sedar.com, or through the Company's website at www.kingsway-financial.com.

For Media Inquiries: Hayden IR James Carbonara (646) 755-7412 james@haydenir.com	For Company Inquiries: Kingsway Financial Services Inc. Kent Hansen, CFO (312) 766-2163 khansen@kingsway-financial.com

Kingsway Financial Services Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	12/31/24	12/31/24	9/30/24	6/30/24	3/31/24
GAAP Net Income (Loss)	$(8,295)	$(1,470)	$(2,311)	$(2,186)	$(2,328)

Non-GAAP Adjustments:
Discontinued operations	182	1	135	(167)	213
Changes in fair value; realized gains/losses (1)	260	(35)	(176)	60	411
Employee related expenses (2)	2,259	390	990	412	467
Other items (3)	1,832	225	956	590	61
Depreciation, amortization, tax and interest expense	14,399	4,117	3,343	3,659	3,280
Total Non-GAAP Adjustments	18,932	4,698	5,248	4,554	4,432

Non-GAAP Adjusted Consolidated EBITDA	$10,637	$3,228	$2,937	$2,368	$2,104

	Twelve Months Ended	For the Three Months Ended
	12/31/23	12/31/23	9/30/23	6/30/23	3/31/23
GAAP Net Income (Loss)	$24,012	$(1,485)	$(675)	$(1,667)	$27,839

Non-GAAP Adjustments:
Discontinued operations	1,538	1,877	(122)	(110)	(107)
Changes in fair value; realized gains/losses (1)	(689)	217	174	(1,225)	145
Employee related expenses (2)	1,985	755	479	368	383
Other items (3)	3,639	1,081	334	1,633	591
Gain on extinguishment of debt (4)	(31,616)	—	—	—	(31,616)
Gain on sale of PWSC (5)	(342)	—	(342)	—	—
Depreciation, amortization, tax and interest expense	10,571	177	2,450	2,780	5,164
Total Non-GAAP Adjustments	(14,914)	4,107	2,973	3,446	(25,440)

Non-GAAP Adjusted Consolidated EBITDA	$9,098	$2,622	$2,298	$1,779	$2,399

(1)	Includes realized and unrealized gains and losses on non-core investments; change in the fair value of subordinated debt (net of the portion of the change attributable to instrument-specific credit risk); unrealized gain on the change in fair value of the trust preferred security options; and change in the fair value of the Ravix earn-out (changes in fair value recorded as other income or expense).
(2)	Employee related expenses includes non-cash expense arising from the grant and modification of stock-based awards to employees; and costs associated with employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).
(3)	Other items include: legal expenses associated with the Company’s defense against significant litigation matters; acquisition and disposition-related expenses; and other non-recurring items.
(4)	Gain on extinguishment of debt consists of a $31.6 million gain related to the repurchase of TruPs debt having a principal amount of $75.5 million and results from removing the fair value of the debt ($56.1 million), deferred interest payable ($23.0 million) and accumulated other comprehensive income ($27.2 million) liabilities; the trust preferred debt repurchase options ($17.7 million) and accrued income receivable ($0.6 million) assets. See Note 11 "Debt," to the unaudited consolidated interim financial statements, for further discussion.
(5)	Gain on sale of PWSC, net of transaction expenses that are included in consolidated operating expenses, as well as income taxes associated with the sale.

Kingsway Financial Services Inc.

Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA

and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	12/31/24	12/31/24	9/30/24	6/30/24	3/31/24
GAAP Operating Income for Extended Warranty segment	$5,942	$1,918	$1,704	$1,244	$1,076

Non-GAAP Adjustments:
Investment income (1)	1,276	323	327	315	311
Gain (loss) on sale of investments (2)	86	71	-	6	9
Depreciation	265	116	41	56	52
Total Non-GAAP Adjustments	1,627	510	368	377	372

Non-GAAP adjusted EBITDA for Extended Warranty segment	$7,569	$2,428	$2,072	$1,621	$1,448

	Twelve Months Ended	For the Three Months Ended
	12/31/23	12/31/23	9/30/23	6/30/23	3/31/23
GAAP Operating Income for Extended Warranty segment	$6,983	$2,381	$1,778	$1,392	$1,432

Non-GAAP Adjustments:
Investment income (1)	1,061	301	273	256	231
Gain (loss) on sale of investments (2)	137	13	14	12	98
Depreciation	245	62	57	62	64
Total Non-GAAP Adjustments	1,443	376	344	330	393

Non-GAAP adjusted EBITDA for Extended Warranty segment	$8,426	$2,757	$2,122	$1,722	$1,825

(1)   Investment income arising as part of Extended Warranty segment’s minimum holding requirements.

(2)   Realized Gains (losses) resulting from investments either held in trust as part of Extended Warranty segment’s minimum holding requirements or from the deployment of excess cash.

Kingsway Financial Services Inc.

Reconciliation of KSX Segment Operating Income to Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	12/31/24	12/31/24	9/30/24	6/30/24	3/31/24
GAAP Operating Income for KSX segment	$5,662	$1,734	$1,144	$1,441	$1,343

Non-GAAP Adjustments:
Acquisition and employee costs (1)	462	65	120	139	138
Investment income (2)	138	33	27	68	10
Depreciation (3)	301	35	22	180	64
Total Non-GAAP Adjustments	901	133	169	387	212

Non-GAAP adjusted EBITDA for KSX segment	$6,563	$1,867	$1,313	$1,828	$1,555

	Twelve Months Ended	For the Three Months Ended
	12/31/23	12/31/23	9/30/23	6/30/23	3/31/23
GAAP Operating Income for KSX segment	$5,252	$1,056	$1,003	$1,616	$1,577

Non-GAAP Adjustments:
Acquisition and employee costs (1)	380	128	87	78	87
Investment income (2)	55	12	15	17	11
Depreciation	24	24	-	-	-
Total Non-GAAP Adjustments	459	164	102	95	98

Non-GAAP adjusted EBITDA for KSX segment	$5,711	$1,220	$1,105	$1,711	$1,675

(1)

Costs associated with acquisition and employees assisting during a transition period, and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).

(2)	Investment income from interest on client deposits (Ravix, CSuite), as well as imputed interest on long-term software contracts (SPI)
(3)	The June 30, 2024 quarter includes a one-time catch-up for depreciation associated with the finalization of the DDI purchase accounting